As filed with the Securities and Exchange Commission on April  24, 1997

                                                     Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FIRST FINANCIAL BANCORP.
             (Exact name of registrant as specified in its charter)

          Ohio                                         31-1042001
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                 300 High Street
                              Hamilton, Ohio 45011
                                 (513) 867-4700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    ----------------------------------------

                                Michael R. O'Dell
          Senior Vice President, Chief Financial Officer and Secretary
                            First Financial Bancorp.
                                 300 High Street
                              Hamilton, Ohio 45011
                                 (513) 867-4700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                    ----------------------------------------
                  Please send copies of all communications to:
                               Neil Ganulin, Esq.
                               Frost & Jacobs LLP
                              201 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 651-6800
                 ----------------------------------------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                 ----------------------------------------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_______________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
              ----------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum      Proposed Maximum
Title of Each Class of               Amount to        Aggregate Price      Aggregate Amount of
Securities to be Registered        be Registered        Per Share (1)        Offering Price(1)         Registration Fee
---------------------------        -------------        -------------        -----------------         ----------------
Common Shares, $8.00 par value          300,000             36,5625             $10,968,750                $3,323.86

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of the Common Shares on the Nasdaq National Market System on April 18, 1997.

                                   PROSPECTUS
                            First Financial Bancorp.
                  Dividend Reinvestment and Share Purchase Plan
                              300,000 Common Shares
                                ($8.00 Par Value)


         This prospectus relates to 300,000 shares of the common shares (the "Common Shares"), $8.00 par value per share, of First Financial Bancorp. (the "Company"), being offered to the shareholders of the Company in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Plan provides shareholders with a simple and convenient method to invest cash dividends and optional cash payments in additional Common Shares.

         A shareholder who elects to participate in the Plan may have the shareholder's cash dividends automatically reinvested in additional Common Shares, may purchase additional Common Shares by making optional cash payments, or may do both.

         The Company's principal executive offices are located at 300 High Street, Hamilton, Ohio 45011 and its telephone number at this location is (513) 867-4700.

        PARTICIPANTS SHOULD RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is April 24, 1997.

                              AVAILABLE INFORMATION


         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (1) at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and (2) at the Commission's regional offices located at the following addresses:

     Chicago Regional Office                 New York Regional Office
     500 West Madison Street                 7 World Trade Center
     Suite 1400                              Suite 1300
     Chicago, IL 60661                       New York, NY 10048


Copies of such material may be obtained, at prescribed rates, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

         The Company's Common Shares are traded in the over-the-counter market and quoted on the Nasdaq National Market System. Documents filed by the Company with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed as a part thereof. The Registration Statement, including the exhibits and schedules filed as a part thereof, may be inspected and copied or obtained in the manner described above.

         Statements contained in this Prospectus as to the contents of any document referred to herein are not necessarily complete. Each such statement is qualified in all respects by the provisions of such document.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission (File No. 0-12379) and are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         2.    The Company's Form 8-K dated February 12, 1997.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (the "Subsequently Filed Documents") shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing such documents.

         Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any Subsequently Filed Document modifies or supersedes such statement. Any such modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge, upon written or oral request, to each person to whom a copy of this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein, not including exhibits to such documents. Requests for such copies should be directed to the Secretary, First Financial Bancorp., 300 High Street, Hamilton, Ohio 45011, telephone number (513) 867-4700.

                             DESCRIPTION OF THE PLAN

         The following is a question and answer statement of the provisions of the Dividend Reinvestment and Share Purchase Plan (the "Plan") of the Company. All capitalized terms not defined herein shall have the same meaning as in the Plan. A copy of the Plan is attached to this Prospectus as Exhibit A.


Purpose

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide Shareholders with a simple and convenient method to invest cash dividends and optional cash payments in additional Common Shares at regular intervals with only minimal expense. Since the additional Common Shares may be purchased from the Company, the Company may receive additional funds to finance continuing operations of the Company and its subsidiaries.


Advantages

2.       What are the advantages of the Plan?

         A Participant in the Plan may (a) have cash dividends paid on his or her Common Shares automatically reinvested in additional shares or (b) continue to receive cash dividends on shares registered in his or her name and purchase additional Common Shares by making optional cash payments up to an aggregate of $5,000 per quarter or (c) invest both cash dividends and optional cash payments in additional Common Shares. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a Participant's account. Dividends on the shares in a Participant's account are automatically reinvested in additional Common Shares. The Plan assures safekeeping of shares credited to a Participant's account because certificates for such shares are not issued to a Participant unless requested by the Participant. Regular statements of a Participant's account provide simplified record keeping.


Administration

3.       Who administers the Plan for Participants?

         The Registrar and Transfer Company (the "Administrator") will administer the Plan, keep records, send statements of account to Participants, and perform other duties relating to the Plan. All shares held in the Plan will be held by the Administrator, or its nominee, as agent for the Participant, until a Participant makes a written request for certificates. The Administrator is not affiliated with the Company and acts as the transfer agent of the Company's Common Shares.

4.       How do Participants contact the Administrator?

         Participants can contact the Administrator as follows:

                Call:            The Registrar and Transfer Company
                                 1-800-368-5948 ext. 7770

                Write to:        The Registrar and Transfer Company
                                 Dividend Reinvestment Plans
                                 10 Commerce Drive
                                 Cranford, NJ  07016

All written notices and requests concerning the Plan should be mailed to the above address. Please include a telephone number in your letter where you can be reached during business hours.

5.       Where do Participants send optional cash payments?

         Optional cash payments may be mailed to the above address. Checks should be made payable to: The Registrar and Transfer Company.


Participation

6.       How does a Shareholder participate?

         A Shareholder may participate in the plan at any time by completing an Authorization Form and returning the form to the Administrator. Authorization Forms will be mailed from time to time to all Shareholders and may be obtained at any time by contacting the Administrator. (See Question 4.) All Shareholders who own at least 25 Common Shares are eligible to participate in the Plan.

7.       What does the Authorization Form provide?

         The Authorization Form appoints the Administrator as agent for the Participant. It directs the Administrator to apply all or a designated portion of the Participant's dividends on Common Shares registered in the Participant's name or credited to the Participant's account, together with any optional cash payments made by the Participant in accordance with the Plan, to the purchase of additional Common Shares. If the "optional cash payments only" box on the Authorization Form is checked, the Company will continue to pay cash dividends to the Participant in the usual manner, but any optional cash payments received and dividends on shares credited to the Participant's Plan account will be applied to the purchase of additional Common Shares under the Plan.

8. When will participation in the dividend reinvestment feature of the Plan begin?

         To authorize the reinvestment of a cash dividend, an Authorization Form must be received by the Administrator on or before the dividend record date for a Shareholder to be eligible for participation on the corresponding dividend payment date. Dividend record dates normally fall during the second week of March, June, September and December.

9. When will participation in the optional cash payment feature of the Plan begin?

         The option to make cash payments is available to a Participant each quarter. Optional cash payments by a Participant may not exceed an aggregate of $5,000 per quarter without the Company's prior approval. The minimum optional cash payment is $100. All cash payments will be acknowledged by a receipt.

         An optional cash payment and Authorization Form must be received by the Administrator not less than five calendar days and not more than 15 business days before the applicable dividend payment date (a "Cash Receipt Period"). Any optional cash payment not received during a Cash Receipt Period or without an Authorization Form will be returned to the Participant. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

10.      How may a Participant change options under the Plan?

         A Participant may change options by completing a new Authorization Form and returning it to the Administrator. Authorization Forms will be mailed from time to time to all Shareholders and may be obtained at any time by contacting the Administrator (See Question 4.) Any change in the option with respect to reinvestment of dividends must be received by the Administrator on or before the dividend record date for the Participant's new option to be effective on the corresponding dividend payment date.

11.      When will dividends and optional cash payments be invested?

         Dividends will be invested on, or within 30 calendar days of, the dividend payment date, except where necessary to comply with federal securities laws. (See Question 8.)

         Optional cash payments received during a Cash Receipt Period will be invested within 35 calendar days of receipt of the optional cash payment, except where necessary to comply with federal securities laws. No interest will be paid by the Company or the Administrator on any optional cash payment held pending the purchase of additional Common Shares.

         Dividends not invested within 30 calendar days of the dividend payment date and optional cash payments not invested with 35 calendar days of receipt will be refunded to the Participant.

         Each day on which Common Shares are purchased for the Plan is an "Investment Date." In certain circumstances, the purchases of Common Shares for the Plan may be spread over two or more Investment Dates (an "Investment Period").

 Costs

12. Are there any expenses to Participants in connection with purchases under the Plan?

         The cost to a Participant of purchasing additional Common Shares under the Plan is the price of the additional Common Shares purchased for the Participant. (See Question 14.)

         A Participant will be charged a $3.00 administrative fee each quarter. In addition, the following fees will be charged:

         (a)   a $5.00 fee for each share certificate requested;

         (b) a $7.50 fee for each deposit into the Participant's Plan account of shares held directly by the Participant; and

         (c) if the Participant directs the Administrator to sell the Common Shares held in the Participant's Plan account, any applicable brokerage commission or other costs incurred by the Administrator in connection with the sale.


Purchases

13.      How are Common Shares purchased under the Plan?

         At the direction of the Company, Common Shares to be purchased under the Plan may be purchased (a) directly from the Company or (b) in the open market by the Administrator or its agent. Terms of open market purchases, such as price and delivery, will be determined by the Administrator. Depending on the Company's election, a Participant's account may be credited with Common Shares purchased from the Company or in the open market or both.

14.      What will be the price of Common Shares purchased under the Plan?

         The price per Common Share purchased in the open market will be the average price of the Common Shares purchased in the open market during the applicable Investment Period. The price per Common Share purchased directly from the Company will be the average of the applicable Investment Date Prices (as defined below) of all Common Shares purchased directly from the Company during the applicable Investment Period. An Investment Date Price will be the average of the high and low sales prices for the Company's Common Shares, as reported on the Nasdaq National Market System, on the trading day immediately preceding the Investment Date.

15.      How many Common Shares will be purchased for Participants?

         Each Participant's account will be credited with a number of Common Shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per Common Share.

16.      Will a Participant's account be credited with fractions of shares?

         A Participant may choose to designate the dividends paid on all of the Participant's Common Shares, or the dividends paid on a portion of the Participant's Common Shares, to purchase additional Common Shares. If the amount of the designated dividends will not purchase an exact number of whole Common Shares, the Participant's account will be credited with a fractional share (calculated to four decimal places). A fractional share will earn dividends in proportion to the size of the fraction, just as whole shares do.


Reports to Participants

17.      What reports will be sent to Participants in the Plan?

         Each Participant will receive a statement of account following each purchase of additional Common Shares for the Participant's account under the Plan.


Certificates

18.      Will certificates be issued for Common Shares purchased under the Plan?

         Common Shares purchased for a Participant's account under the Plan will normally be held by the Administrator without charge. (See Questions 2 and 12.)

19.      In whose name will certificates be registered when issued?

         Accounts under the Plan are maintained in the name(s) in which the shareholder's certificates were registered at the time the shareholder became a Participant. Certificates for whole shares will be similarly registered when issued.


Termination

20.      How is participation in the Plan terminated?

         To terminate participation in the Plan as to all or any portion of the Participant's Common Shares, a Participant must send a termination form or other written notice to the Administrator. (See Question 4.) When participation in the Plan is terminated entirely, certificates for whole Common Shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a Common Share. The cash payment will be based on the closing price of the Company's Common Shares on the next business day on which trading in the Company's Common Shares occurs following receipt of the notification.

         If a Participant terminates his or her participation in the Plan entirely, the Participant may request that all of the Common Shares credited to the Participant's Account be sold. Normally, the sale will be made for the account of the Participant by the Administrator or its agent within five business days after receipt of the request. The proceeds of the sale, less any related brokerage commission, transfer tax and other costs incurred by the Administrator in connection with the sale, will be forwarded to the Participant.

21.      When may participation in the Plan be terminated?

         Participation the Plan is entirely voluntary and may be terminated at any time. If the request to terminate is received less than five business days prior to a dividend record date, the request will not be processed until after the corresponding dividends have been invested and the additional Common Shares credited to the Participant's account.


Tax Information

22. What are the Federal income tax consequences of participation in the Plan?

         Even though a Participant's dividends will be reinvested, they are subject to income taxes as if they were paid to the Participant in cash. The amount paid to cover service charges may be deductible if the Participant itemizes deductions on his or her federal income tax return. The amount paid for brokerage commissions is included in the Participant's cost basis in the Common Shares purchased. The information sent to the Participant and the Internal Revenue Service at year end will show each of the amounts paid on a Participant's behalf. A Participant should consult with his or her tax advisor to determine the tax considerations related to participation in the Plan.

23.      When may a Participant be subject to backup withholding?

         If a Participant has failed to furnish a valid taxpayer identification number to the Administrator, unless the Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Administrator must withhold 20% from the amount of Common Share dividends and from the proceeds of the sale of Common Shares. In addition, if a nonexempt new Participant fails to certify that he or she is not subject to backup withholding on interest and dividend payments because of notified payee underreporting, then 20% must be withheld from the amount of Common Share dividends. The withheld amounts will be deducted from the amount of Common Share dividends and the remaining amount will be reinvested.

24.      How  are  income  tax   withholding   provisions   applied  to  foreign
         Participants?

         In the case of a foreign Participant whose dividends are subject to United States income tax withholding, the Administrator will reinvest an amount equal to the dividends less the amount of tax required to be withheld. Optional cash payments received from foreign Participants will be invested in the same way as payments from other Participants. The statements confirming purchases for a foreign Participant will indicate the amount invested. A foreign Participant who checks the "optional cash payment only" box on the Authorization Form will continue to receive cash dividends on Common Shares registered in the Participant's name in the same manner as if the Participant were not participating in the Plan.


Other Information

25. What happens when a Participant disposes of Shares registered in the Participant's name?

         If a Participant who has authorized reinvestment of dividends on all Common Shares registered in his or her name disposes of a portion of his or her Common Shares, the Administrator will reinvest the dividends on the remaining Common Shares credited to the Participant's account under the Plan until otherwise notified. (See Question 21.) If a Participant who has authorized reinvestment of dividends on part of his or her Common Shares disposes of portion of his or her Common Shares, the Administrator will continue to reinvest the dividends on the lesser of (a) the number of Common Shares with respect to which reinvestment was originally authorized, or (b) all of the remaining Common Shares credited to the Participant's account.

26. If the Company has a rights offering, how will a Participant's entitlement be computed?

         A Participant's entitlement in a rights offering will be based on total holdings, just as the Participant's dividend is computed each quarter. Generally, any rights issued on Common Shares held in the Plan will be sold by the Administrator. The proceeds will be credited to each Participant's account and applied as an optional cash payment. (See Question 11.) Rights designated as
Section 13(b) Rights by the Company's Board of Directors will be retained by the Administrator and credited to each Participant's account so long as the rights are evidenced by, and transferable only with, the certificates representing the related Common Shares. If the designated rights are separated from the Common Shares and are evidenced by separate rights certificates, the Administrator will mail the rights to the Participant.

27. What happens if the Company issues a stock dividend or declares a stock split?

         Any Common Shares issued as a result of a stock dividend on, or stock split of, Common Shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares distributed with respect to Common Shares registered in the name of the Participant will be mailed directly to the Participant and subsequent dividends on such Common Shares will be reinvested pursuant to the Plan unless the Participant instructs the Administrator otherwise.

28.      How  will  a   Participant's   shares  be  voted  at  meetings  of  the
         shareholders?

         Any Common Shares held in the Plan for a Participant will be voted as the Participant directs. A Participant will receive a single proxy covering Common Shares registered in the Participant's name as well as Common Shares credited to the Participant's account under the Plan. If no Common Shares are registered in a Participant's name, a proxy card will be furnished to the Participant for Common Shares credited to the Participant's account under the Plan. If a signed proxy card is returned without voting instructions, the Participant's Common Shares will be voted in accordance with the recommendations of the Board of Directors of the Company.


29. What is the responsibility of the Company and the Administrator under the Plan?

         The Company and the Administrator, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of the death. A Participant should recognize that neither the Company nor the Administrator can assure the Participant of a profit or protect the Participant against a loss on the Common Shares purchased under the Plan. Although the Plan contemplates the continuation of quarterly dividend payments, the payment of future dividends will depend on future earnings, the financial condition of the Company and other factors.

30.      May the Plan be changed or discontinued?

         The Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, certificates for whole Common Shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fractional Common Share. The cash payment will be based on the closing price of the Company's Common Shares on the termination date.

                          DESCRIPTION OF COMMON SHARES


         The following is a summary description of the capital stock of the Company and is qualified by reference to its Articles of Incorporation, a copy of which has previously been filed with the Commission. (See Exhibit 3.1 to this Registration Statement.)

         The authorized capital stock of the Company consists of 60,000,000 common shares, par value $8.00 per share, of which 15,034,857 shares were issued and outstanding at March 31, 1997. The remaining authorized but unissued common shares may be issued upon authorization of the Board of Directors without prior shareholder approval.

         All common shares of the Company are entitled to participate equally in such dividends as may be declared by the Board of Directors of the Company and upon liquidation of the Company. All common shares are fully paid and non-assessable.

         Each shareholder has one vote for each common share registered in the shareholder's name. The Board of Directors is divided into three classes as nearly equal in size as the total number of directors constituting the Board permits. The number of directors may be fixed or changed from time to time by the shareholders or the directors, but, in any event, can be no less than 9 and no more than 25. No holder of common shares has any pre-emptive rights nor the right to exercise cumulative voting in the election of directors.

         The following provisions of the Company's Articles of Incorporation and Code of Regulations and Ohio law might have the effect of delaying, deferring or preventing a change in control of the Company and would operate only with respect to an extraordinary corporation transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

         Ohio law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the Articles of Incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), the Company's Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles of Incorporation, relatively difficult, and a vote of shareholders holding in excess of one-third of the outstanding common shares of the Company would be sufficient to prevent implementation of any of the corporation actions mentioned above. In addition, Article Fifth and the Company's Regulations classify the Board of Directors into three classes of directors.

         Ohio has enacted Ohio Revised Code Section 1701.831, a "control share acquisition" statute, and Chapter 1704, a "merger moratorium" statute. The control share acquisition statute basically provides that any person acquiring shares of an "issuing public corporation" (which definition the Company meets) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 331/3%; (ii) 331/3% but not more than 50%; and (iii) more than 50%.

         The merger moratorium statute provides that, unless a corporation's articles of incorporation or regulations otherwise provide, an "issuing public corporation" (which definition the Company meets) may not engage in a "Chapter 1704 transaction" for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the "Chapter 1704 transaction" is approved by the corporation's board of directors prior to such voting power acquisition. A person who acquires such voting power is an "interested shareholder." "Chapter 1704 transactions" involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalization and other transactions between an "issuing public corporation" and an "interested shareholder" if such transactions involve 5% of the assets or shares of the "issuing public corporation" or 10% of its earning power. After the initial three year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions.

         Ohio has also enacted a "greenmailer disgorgement" statute which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

         In addition, Ohio has a "control bid" statute that provides for the dissemination of certain information and the possibility of a hearing concerning compliance with law in connection with a proposed acquisition of more than 10% of any class of equity securities of a corporation, such as the Company, that has significant contacts with Ohio.

         Each  common  share of the Company  issued  includes  one "right"  (the
"Right"). Under the "shareholders rights plan", the Rights will actually be distributed only if one or more of certain designated actions involving the Company common shares occurs. In the event of such a distribution, each Right would entitle the holder to purchase, at an exercise price as set forth in the plan, share or shares of the Company. In addition, upon the occurrence of certain other events, each Right holder would be entitled to receive common stock of any acquiring company worth two times the exercise price of the Right.

         Rights are not exercisable until distributed, and all Rights will expire at the close of business on December 6, 2003, unless earlier redeemed by the Company. The issuance of Rights may, however, have certain anti-takeover effects and possible disadvantages. The Rights will cause substantial dilution to a person or a group who attempts to acquire the Company or a significant common share ownership interest without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. Accordingly, an acquiring entity might decide not to acquire the Company or such an interest, although individual shareholders may view such an acquisition favorably. In addition, to the extent that issuance of the Rights discourages takeovers that would result in a change in the Company's management or Board of Directors, such a change would be less likely to occur. The Board of Directors believes, however, that the advantages of discouraging potentially discriminatory and abusive takeover practices outweigh any potential disadvantages of the Rights. The Rights should not interfere with any merger or any business combination approved by the Board of Directors. The Rights are designed to protect shareholders against unsolicited attempts to acquire control of the Company, whether through accumulation of common shares in the open market or partial tender offers that do not offer a fair price for all shareholders.


                                 USE OF PROCEEDS

         The Company does not know the number of Common Shares that it will ultimately sell under the Plan or the prices at which those shares will be sold. When Common Shares are purchased pursuant to the Plan directly from the Company, proceeds from such sales are intended to be used for general corporate purposes.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Shares offered by this Prospectus will be passed upon for the Company by Frost & Jacobs LLP, Cincinnati, Ohio.


                                     EXPERTS

         The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such receipt given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Ohio General Corporation Law allows a corporation under certain circumstances to indemnify its directors, officers, and employees. Generally, whether by its articles of incorporation or its regulations or by statute, the indemnification permits the Company to pay expenses actually and necessarily incurred in the defense of any pending or threatened suit. The determination of the right of indemnification is determined by a quorum of disinterested directors not involved in such a pending matter and, if they are unable to make such determination, then such determination shall be made by independent legal counsel, the Company's shareholders or by the Butler County, Ohio, Court of Common Pleas. The Company has such an indemnification provision in its Code of

Regulations, and that provision is set forth in Item 15 of this Registration Statement. The Code of Regulations of the Company and the statute do not allow indemnification of an officer or director where such person has been adjudicated negligent or guilty of misconduct. Additionally, such officer or director must have acted in good faith or had no reason to believe such officer's or director's conduct was unlawful to be indemnified.

         In general, the Company's Code of Regulations provides that the Company shall indemnify all persons whom it may indemnify to the full extent permitted by Ohio law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             Exhibit A to Prospectus
                            First Financial Bancorp.
                  Dividend Reinvestment and Share Purchase Plan


Section 1.        Plan Adopted

First Financial Bancorp. (the "Corporation") hereby adopts a Dividend Reinvestment and Share Purchase Plan (the "Plan"), pursuant to which holders of record of the Corporation's common shares (the "Common Shares"), par value $8.00 per share, will be afforded the opportunity to invest cash dividends paid on Common Shares and optional cash payments in additional Common Shares.

Section 2.        Purpose of the Plan

The purpose of the Plan is to provide holders of record of Common Shares (each a "Shareholder" or collectively the "Shareholders") with a simple and convenient method to invest cash dividends and optional cash payments in additional Common Shares at regular intervals. Since the additional Common Shares may be purchased from the Corporation, the Corporation may receive additional funds to finance the continuing operations of the Corporation and its subsidiaries.

Section 3.        Eligibility

All Shareholders, who own at least 25 Common Shares, are eligible to participate in the Plan. Those Shareholders electing to participate are referred to herein as "Participants."

Section 4.        Administrator

The Registrar and Transfer Company ("the Administrator") shall administer the Plan as agent for the Participants, keep records, send statements of account to Participants, and perform for Participants other duties relating to the Plan. Additional Common Shares purchased under the Plan shall be registered in the name of the Administrator or its nominee as agent for Participants in the Plan. The Corporation may, without the prior consent of the Participants, appoint a different administrator at any time.

Section 5.        Participation

(a) Any Shareholder may enroll in the Plan by signing an Authorization Form and returning it to the Administrator. Authorization Forms will be provided from time to time by mail to all Shareholders and will be furnished at any time upon request made to the Administrator.

(b) A Shareholder may enroll in the Plan at any time. If an Authorization Form is received by the Administrator on or before the record date for the next dividend payment, then that dividend will, as authorized, be used to purchase additional shares for the Shareholder on, or within 30 calendar days of, the dividend payment date, except where necessary to comply with federal securities laws. If the Authorization Form is received by the Administrator after such record date, that dividend will be paid in cash and the investment of dividends in additional shares will not start until the following dividend payment. Any optional cash payment received by the Administrator, with an Authorization Form or subsequent to the Administrator's receipt of an Authorization Form, not less than five calendar days and not more than 15 business days before the next dividend payment date will be invested within 35 calendar days of receipt of the optional cash payment except where necessary to comply with federal securities laws. Dividends not invested within 30 calendar days of the dividend payment date and optional cash payments not invested with 35 calendar days of receipt will be refunded to the Participant. Each day on which Common Shares are purchased for the Plan is an "Investment Date." In certain circumstances, the purchases of Common Shares for the Plan may be spread over two or more Investment Dates (an "Investment Period").

(c) The Authorization Form shall (i) appoint the Administrator as agent for the Participant; (ii) direct the Corporation to pay to the Administrator cash dividends on all or a designated portion of (x) the Common Shares registered in such Participant's name and/or (y) the Common Shares certified to such Participant's account under the Plan, and (iii) direct the Administrator or its agent to purchase additional Common Shares.

Section 6.        Costs

Each Participant shall be assessed a $3.00 administrative fee per quarter. All other costs of administering the Plan shall be paid by the Corporation, except for (1) a $5.00 charge for each withdrawal of certificates from continuing Plan accounts, (2) any applicable brokerage commission or other costs upon sale of Common Shares by the Administrator, and (3) a $7.50 charge for each deposit of a Participant's directly held Common Shares to his or her Plan account.

Section 7.        Operation

(a) Shares issued under the Plan. The Corporation shall advise the Administrator if it is making newly issued or treasury Common Shares available to the Plan for purchase. The Corporation may, in its sole discretion, cease making newly issued or treasury Common Shares available for purchase by the Plan or resume making newly issued or treasury Common Shares available for purchase by the Plan, at any time, and from time to time.

(b) Newly issued and treasury shares. If the Corporation is making newly issued or treasury Common Shares available to the Plan for purchase, then the Corporation shall, in its sole discretion, determine the number of Common Shares to be sold for purchase by the Plan. The Common Shares shall be registered under applicable securities laws for issuance and sale under the Plan. The Corporation will, from time to time as it deems necessary or appropriate, register additional Common Shares with the Commission and make them available for purchase under the Plan.

(c) Shares purchased in the open market. If the Corporation is not making newly issued or treasury Common Shares available, or does not make a sufficient number of such Common Shares available to the Plan for purchase, then the Administrator shall, directly or through an agent of its choice (the "Agent"), who may be an affiliate of the Administrator, purchase Common Shares in the open market.

(d) Price of additional shares. The price per Common Share purchased in the open market will be the average price of the Common Shares purchased in the open market during the applicable Investment Period. The price per Common Share purchased directly from the Company will be the average of the applicable
Investment Date Prices (as defined below) of all Common Shares purchased directly from the Company during the applicable Investment Period. An Investment Date Price will be the average of the high and low sales prices for the Company's Common Shares, as reported on the Nasdaq National Market System, on the trading day immediately preceding the Investment Date.

(e) Purchase of additional shares. Subject to Section 7(d) hereof, the number of additional shares to be purchased for each Participant's account shall be determined by (i) the amount of the dividends being reinvested, less fees assessed, (ii) the amount of optional cash payments received, if any, and (iii) the price of the Common Shares to Participants. The entire amount of the dividends being reinvested, less fee assessed, and optional cash payments received, if any, will be used to purchase additional Common Shares, except in the case of Participants subject to United States income tax withholding. Each Participant's account will be credited with that number of Common Shares, including fractional shares computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share to Participants. The Corporation shall pay to the Administrator cash dividends on all of the Common Shares registered in such Participant's name, in accordance with such Participant's directions on the Authorization Form, as well as cash dividends on Common Shares credited to such Participant's account under the Plan. The Administrator shall apply such dividends to the purchase of additional Common Shares for such Participant's account.

Section 8.        Optional Cash Payments

A Participant in the Plan may make an optional cash payment in any quarter. Each optional cash payment must be at least $100 and, except with the Corporation's prior approval, not more than $5,000. The same amount of money need not be sent each quarter and there is no obligation to make an optional cash payment each quarter. Any optional cash payment and Authorization Form received more than 15 business days before the applicable dividend payment date or less than five calendar days before the applicable dividend payment date, or received without an Authorization Form, will be returned to the Participant. No interest shall be paid by the Corporation or the Administrator on any optional cash payment held pending the purchase of Common Shares.

Section 9.        Reports to Participants

Each Participant in the Plan shall receive a statement of account following each purchase of additional Common Shares for such Participant's account under the Plan. These statements are a Participant's continuing record of purchases and should be retained for income tax purposes.

Section 10.       Certificates for Shares of Common Stock

(a) Certificates for additional Common Shares purchased and credited to a Participant's account will be issued to the Administrator or its nominee, as agent for the Participant.

(b) Upon the written request of a Participant intending to remain in the Plan, Certificates for any whole number of Common Shares credited to an account under the Plan will be issued. The Common Shares represented by such certificate will thereupon be withdrawn from the Participant's account. The dividends on such withdrawn Common Shares will continue to be reinvested under the Plan unless the Participant directs the Administrator otherwise.

(c)      Certificates for fractional shares shall not be issued.

(d)      Common Shares credited to a Participant's account may be pledged.

(e) Accounts shall be maintained in the name(s) which appears on the records of the Corporation and certificates, when issued to the Participant(s), shall be similarly registered.

Section 11.       Termination of Participation

(a) A Participant may terminate his or her participation in the Plan at any time, with respect to dividends on all or any portion of his or her Common Shares, by (i) notifying the Administrator in writing or (ii) completing and delivering to the Administrator a termination form provided by the Administrator.

(b) If the termination notice is received by the Administrator at least five business days prior to the record date for the next dividend payable on the Common Shares to which such termination notice relates, such dividend and all subsequent dividends on such Common Shares will be paid to the Participant in cash. If the Participant has elected to terminate entirely his or her participation in the Plan, any optional cash payment which would otherwise have been invested during the next Investment Period will be returned to the Participant by the Administrator.

(c) If the termination notice is received by the Administrator less than five business days prior to the record date for the next dividend payable on any Common Shares to which such termination notice relates, such dividend will be invested for the Participant's account. All subsequent cash dividends on such Common Shares will be paid to the terminating Participant in cash. If the Participant has elected to terminate entirely his or her participation in the

Plan, any optional cash payment received by the Administrator prior to the notice of termination will be invested for the Participant's account unless return of the payment is specifically requested.

(d) If a Participant terminates entirely his or her participation in the Plan or if the Corporation terminates the Plan, certificates for whole shares credited to each Participant's account will be issued and a cash payment will be made for any fractional shares. Such cash payment will be based on the closing price of the Common Shares on the next business day on which trading occurs following the date the termination notice is received by the Administrator.

(e) If a Participant terminates his or her participation in the Plan entirely, each Participant may request the Administrator to sell for his or her account all Common Shares, whole and fractional, credited to his or her account. Such sale shall be made within five business days after receipt by the Administrator of such request. The terminating Participant shall receive the proceeds of such sale, less any related brokerage commission, transfer tax and other costs of sale.

Section 12. Disposition of Less Than All Shares Registered in Participant's Name

(a) If a Participant who has authorized the reinvestment of dividends on all of the Common Shares registered in his or her name disposes of a portion of his or her Common Shares, the Administrator will continue to reinvest dividends on the remaining Common Shares.

(b) If a Participant who has authorized the reinvestment of dividends on part of the Common Shares registered in his or her name disposes of a portion of his or her Common Shares, the Administrator will continue to reinvest the dividends on the lesser of (a) the number of Common Shares with respect to which reinvestment of dividends was originally authorized, or (b) all of the remaining Common Shares.

Section 13.       Effect of Rights Offering

(a) Subject to Section 13(b) hereof, any rights issued on Common Shares held by the Plan will be sold by the Administrator. The proceeds will be credited to each Participant's account, based upon the Participant's share balance, and applied as an optional cash investment.

(b) Notwithstanding Section 13(a) hereof, any rights designated by resolution of the Corporation's Board of Directors as being subject to this Section 13(b) ("Section 13(b) Rights") shall, so long as such Section 13(b) Rights are evidenced by and transferable only with the certificates representing such Common Shares, be retained by the Administrator on behalf of the Participants and credited to each Participant's account based on such Participant's share balance. If any such Section 13(b) Rights separate from the Common Shares and become evidenced by separate rights certificates, the Administrator shall, as soon as practicable after receiving such rights certificates, mail such rights certificates to each Participant based on such Participant's share balance at the close of business on the date such Section 13(b) Rights so separate.

(c) The Administrator will have the power to take such other actions as shall be necessary so that the purposes of Section 13(a) (that rights under Section 13(a) are reduced to cash and credited appropriately) and Section 13(b) (that rights under Section 13(b) are, under the circumstances stated herein, made available to the beneficial owners so that they may individually decide the disposition thereof) are realized.

Section 14.       Effect of Stock Dividend or Stock Split

Any Common Shares issued as a result of a stock dividend or stock split by the Corporation on Common Shares credited to a Participant's account shall be added to the Participant's account. Stock dividends or split shares distributed on Common Shares registered in the name of the Participant shall be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan and subsequent dividends on such Common Shares shall be reinvested pursuant to the Plan unless the Participant instructs the Administrator otherwise.

Section 15.       Voting of Shares Held Under the Plan

(a) If a Participant has Common Shares registered in his or her name and held directly, he or she will receive a proxy covering Common Shares held directly and Common Shares held in each Participant's account. If the Participant does not have Common Shares registered in his or her name and held directly, he or she will receive a proxy covering Common Shares held in such Participant's account. In either case, all of his or her Common Shares will be voted in accordance with his or her proper instructions.

(b) If a proxy is returned properly signed and marked for voting, all Common Shares covered by the proxy will be voted as marked.

(c) If a proxy is returned properly signed but without indicated instructions as to the manner in which such Common Shares are to be voted with respect to any item thereon, all of the Participant's Common Shares (those registered in his or her name and those whole shares credited to his or her account) will be voted in accordance with the recommendations of the management of the Corporation, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, Common Shares registered in a Participant's name may be voted only by the Participant in person at the shareholder meeting.

Section 16.       Income Tax Information

Even though a Participant's dividends will be reinvested, they are subject to income taxes as if they were paid to the Participant in cash. The amount paid to cover service charges may be deductible if a Participant itemizes deductions on his or her Federal income tax return. The amounts paid for brokerage commissions are includable in the cost basis of shares purchased. The information return sent to a Participant and the Internal Revenue Service at year end will show each of the amounts paid on a Participant's behalf. However, Participants should consult with their tax advisor to determine that tax considerations related to the receipt of dividends and the purchase of Common Shares under the Plan.


Section 17.       Interpretation and Regulation of the Plan

(a) The Board of Directors of the Corporation shall interpret the terms of the Plan.

(b) The Corporation shall regulate the Plan as it deems necessary or desirable in connection with its operation.

Section 18.       Modification or Termination of the Plan

(a) The Board of Directors may suspend or modify the Plan at any time by a majority vote of those present.

(b) The Board of Directors may terminate the Plan at any time by a majority vote of those present.

(c) Notice of any suspension, modification, or termination of the Plan shall be mailed to all Participants.

Section 19.       Responsibility of Corporation and Administrator

The Corporation and the Administrator (and any agent of the Corporation and the Administrator), in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death.

Section 20.       Adoption

This Plan was adopted by the Board of Directors of the Corporation on February 25, 1997.


First Financial Bancorp.

By: _________________________
Stanley N. Pontius
Its:  President and Chief Executive Officer

                                   PROSPECTUS
                            First Financial Bancorp.
                  Dividend Reinvestment and Share Purchase Plan
                              300,000 Common Shares
                                ($8.00 Par Value)



                     Table of Contents                                   Page
                     -----------------                                   ----

          Available Information .......................................    2
          Incorporation of Certain Documents
             by Reference..............................................    3
          Description of the Plan......................................    4-11
          Description of Common Shares.................................   12-14
          Use of Proceeds..............................................   14
          Legal Matters................................................   14
          Experts......................................................   14
          Indemnification..............................................   14-15
          Exhibit A - Dividend Reinvestment and Share Purchase Plan....   16-22


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation (1) by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or (2) to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses  related to the  registration of the Common Shares offered
by  this  Prospectus  are  set  forth  below.  All  expenses,   except  the  SEC
registration fee, are estimated.

         Securities and Exchange Commission Registration Fee......$   3,324
         Blue Sky fees and expenses...............................$   4,000
         Printing expenses........................................$   5,000
         Legal fees and expenses..................................$  20,000
         Accounting fees and expenses.............................$   2,500
         Miscellaneous fees and expenses..........................$  11,000

                  Total    .......................................$  45,824
                                                                  ===========

Item 15.          Indemnification of Directors and Officers

         Article IV of the Code of Regulations of the Company provides:

         SECTION 4.1. INDEMNIFICATION. The corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify all persons whom it may indemnify pursuant hereto.

Item 16.  Exhibits.

         The Exhibits filed as part of this Registration Statement are described in the Exhibit Index included in this filing.

Item 17.  Undertakings.

         (1)      The undersigned registrant and the Plan hereby undertake:

                  (a) To file, during any period in which offers or sales of the
                  securities    registered   hereunder   are   being   made,   a
                  post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                      provided, however, that this undertaking will only apply to the extent that the information listed in clauses (i) -
                      (ii) hereof is not contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, State of Ohio on the 24th day of April, 1997.

                                                      FIRST FINANCIAL BANCORP.


                                                      By: /s/ Stanley N. Pontius
                                                          ----------------------
                                                          Stanley N. Pontius
                                                          President and Chief
                                                          Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature                              Title                                 Date
---------                              -----                                 ----
/s/ Stanley N. Pontius            Principal Executive Officer;
----------------------            President, Chief Executive
Stanley N. Pontius                Officer and Director                   April 24, 1997




/s/ Michael R. O'Dell             Principal Financial Officer;
---------------------             Senior Vice President, Chief
Michael R. O'Dell                 Financial Officer and Secretary        April 24, 1997



/s/ Joseph M. Gallina              Principal Accounting Officer;
---------------------              Comptroller                           April 24, 1997
Joseph M. Gallina

Directors

Arthur W. Bidwell*
Thomas C. Blake*
Donald M. Cisle*
Carl R. Fiora*
Vaden Fitton*
F. Elden Houts*
James C. Garland*
Murph Knapke*
Charles T. Koehler*
Barry J. Levey*
Stephen S. Marcum*
Lauren N. Patch*
Barry S. Porter*





*By  /s/  Joseph M. Gallina
     ----------------------
     Joseph M. Gallina                                             April 24,1997
     as attorney-in-fact and on behalf of
     each such director

                                  EXHIBIT INDEX


   Exhibit No.                      Description
   -----------                      -----------

     3.1 First Financial Bancorp.'s Articles of Incorporation revised April 26, 1994 are hereby incorporated by reference to Exhibit 3(a) to Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-12379)

     3.2 First Financial Bancorp.'s Restated Code of Regulations revised April 27, 1993 are hereby incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-12379)

     3.3 First Financial Bancorp, Shareholder Rights Plan is hereby incorporated by reference to Exhibit 4 to Form 8-K dated November 23, 1993. (File No. 0-12379)

     5                Opinion of Frost & Jacobs LLP

     23.1             Consent of Frost & Jacobs LLP
                      (contained in Exhibit 5)

     23.2             Consent of Ernst & Young LLP

     24               Powers of Attorney